Exhibit (c)(7)

Project Motion Preliminary Discussion Materials Strictly Private and Confidential December 20, 2012 THE PRELIMINARY ANALYSES CONTAINED HEREIN DO NOT CONSTITUTE AN OPINION OF RBC CAPITAL MARKETS AND HAVE NOT BEEN APPROVED BY ITS FAIRNESS OPINION REVIEW COMMITTEE

This presentation was prepared exclusively for the benefit of and internal use by the recipient for the purpose of considering the transaction or transactions contemplated herein. This presentation is confidential and proprietary to RBC Capital Markets, LLC (“RBCCM”) and may not be disclosed, reproduced, distributed or used for any other purpose by the recipient without RBCCM’s express written consent. By acceptance of these materials, and notwithstanding any other express or implied agreement, arrangement, or understanding to the contrary, RBCCM, its affiliates and the recipient agree that the recipient (and its employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the tax treatment, structure or strategy of the transaction and any fact that may be relevant to understanding such treatment, structure or strategy, and all materials of any kind (including opinions or other tax analyses) that are provided to the recipient relating to such tax treatment, structure, or strategy. The information and any analyses contained in this presentation are taken from, or based upon, information obtained from the recipient or from publicly available sources, the completeness and accuracy of which has not been independently verified, and cannot be assured by RBCCM. The information and any analyses in these materials reflect prevailing conditions and RBCCM’s views as of this date, all of which are subject to change. To the extent projections and financial analyses are set forth herein, they may be based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. The printed presentation is incomplete without reference to the oral presentation or other written materials that supplement it. Employees of RBCCM are expressly prohibited from directly or indirectly: (a) offering any company favorable research coverage as an inducement for the receipt of investment banking business; or (b) threatening to retaliate with adverse coverage or comments if such business is not awarded. All recommendations, ratings, price targets and opinions regarding a company are determined independently by RBCCM’s Research Department. IRS Circular 230 Disclosure: RBCCM and its affiliates do not provide tax advice and nothing contained herein should be construed as tax advice. Any discussion of U.S. tax matters contained herein (including any attachments) (i) was not intended or written to be used, and cannot be used, by you for the purpose of avoiding tax penalties; and (ii) was written in connection with the promotion or marketing of the matters addressed herein. Accordingly, you should seek advice based upon your particular circumstances from an independent tax advisor. Disclaimer

Financial Metrics of Proposed Offer Terms

(figures in millions, except per share prices)

Proposed Offer Metrics	
Offer Price per Share	**$4.00**
1 Month Average	*$1.82*
6 Month Average	*$1.81*
TSM Shares Outstanding [1]	24.922
Equity Value	**$99.7**
Less: Cash [2]	(61.7)
Plus: Debt [3]	18.1
Enterprise Value [4]	**$56.1**

	Actual	Management Projections [6]	
	LTM	2012E	2013E
Revenue	$71.1	$65.0	$72.1
EBITDA [5]	$7.9	$6.1	$5.1
EV / Revenue	0.8x	0.9x	0.8x
EV / EBITDA [5]	7.1x	9.2x	11.0x

Unaffected Company Trading Metrics	
Price per Share as of 11/20/2012	**$1.74**
1 Month Average	*$1.82*
6 Month Average	*$1.81*
TSM Shares Outstanding [1]	24.922
Equity Value	**$43.4**
Less: Cash [2]	(61.7)
Plus: Debt [3]	18.1
Enterprise Value [4]	**($0.2)**

	Actual	Management Projections [6]	
	LTM	2012E	2013E
Revenue	$71.1	$65.0	$72.1
EBITDA [5]	$7.9	$6.1	$5.1
EV / Revenue	NM	NM	NM
EV / EBITDA [5]	NM	NM	NM

Note: LTM is as of 9/30/2012 per company filings.
(1) Based on the treasury stock method, accounting for basic shares outstanding, stock options and restricted stock units.
(2) Cash as of 9/30/2012 per 10Q for period ending 9/30/2012 filed on 11/14/2012 and includes cash & cash equivalents.
(3) Debt as of 9/30/2012 per 10Q for period ending 9/30/2012 filed on 11/14/2012 and includes debt, minority interest and preferred stock.
(4) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents.
(5) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.
(6) Revenue & EBITDA projections based on management estimates as of 12/17/2012.

2

RBC Capital Markets®

Implied Trading Range – Current Range (12/17/2012) – Based on Selected Companies with Similar Financial Characteristics

($ in millions, except per share data)

THE PRELIMINARY ANALYSES CONTAINED HEREIN DO NOT CONSTITUTE AN OPINION OF RBC CAPITAL MARKETS AND HAVE NOT BEEN APPROVED BY ITS FAIRNESS OPINION REVIEW COMMITTEE



Unaffected Price
(11/20/12): $1.74
Current Price
(12/17/12): $3.18
Multiples
Revenue Multiples
EBITDA Multiples
EV / CY12 Revenue:
0.5x - 0.7x
EV / CY13 Revenue:
0.5x - 0.7x
EV / CY12 EBITDA:
6.1x - 8.3x
EV / CY13 EBITDA:
3.6x - 4.9x
$3.12
$3.60
$3.16
$3.66
$3.78
$2.48
$2.74
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
(Implied Price per Share)

Illustrative Reference Range (+/- 15% of Median)											
	Company Metric	Multiples Range [1] [2]			Enterprise Value [3] ($USD)		Equity Value [4] ($USD)		Price per Share ($USD)		
		Low	Median	High	Low	High	Low	High	Low	Median	High
Financial Metrics											
EV / CY12 Revenue	$65.0	0.5x	0.6x	0.7x	$34.2	$46.2	$77.7	$89.8	$3.12	$3.36	$3.60
EV / CY13 Revenue	$72.1	0.5x	0.6x	0.7x	$35.2	$47.7	$78.8	$91.2	$3.16	$3.41	$3.66
EV / CY12 EBITDA [5]	$6.1	6.1x	7.2x	8.3x	$37.4	$50.6	$80.9	$94.1	$3.25	$3.51	$3.78
EV / CY13 EBITDA [5]	$5.1	3.6x	4.2x	4.9x	$18.3	$24.7	$61.8	$68.3	$2.48	$2.61	$2.74

Source: CapIQ and FactSet. Motion forecasts per management estimates as of 12/17/2012.
(1) Application of comparables' 2012 and 2013 EV / Revenue and EBITDA multiples to Motion's 2012 and 2013 estimates. Low and High multiples ranges represent +/-15% of Median statistic; not actual low and high multiples from observation of comparables data.
(2) Prices updated as of 12/17/2012. Similar financial characteristics include: LTM GM% 20-45%; CY12-13 revenue growth 0-15%; LTM EBITDA% 0-15%.
(3) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents.
(4) Assumes diluted shares outstanding of 24.922mm, cash and equivalents of $61.7mm, and total debt + minority interest of $18.1mm.
(5) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

3

RBC Capital Markets®

Comparable Company Analysis – Similar Financial Metrics ICs

($ in millions, except per share data)

Operating Statistics

Company	Revenue LTM	Revenue CY12E	Revenue CY13E	Revenue CY14E	Rev Growth CY12-13	Rev Growth CY13-14	EBITDA LTM	EBITDA CY12E	EBITDA CY13E	EBITDA CY14E	Gross Margin LTM	EBITDA Margin LTM	Net Margin LTM
STMicroelectronics NV [STM]	**$8,439**	**$8,568**	**$8,995**	**$9,653**	**5%**	**7%**	**$444**	**$452**	**$995**	**$1,364**	**33%**	**5%**	**(9%)**
RF Micro Devices Inc. [RFMD]	$826	$846	$972	$1,134	15%	17%	$71	$73	$125	$115	30%	9%	(7%)
International Rectifier Corporation [IRF]	**$1,000**	**$993**	**$997**	**$1,091**	**0%**	**9%**	**$73**	**$29**	**$105**	**$194**	**30%**	**7%**	**(11%)**
TriQuint Semiconductor, Inc. [TQNT]	$823	$818	$895	$993	10%	11%	$99	$89	$122	$157	29%	12%	(2%)
MagnaChip Semiconductor Corporation [MX]	**$782**	**$821**	**$883**	**$941**	**8%**	**6%**	**$120**	**$145**	**$160**	**$182**	**31%**	**15%**	**12%**
Himax Technologies, Inc. [HIMX]	$716	$737	$849	NA	15%	NA	$80	$80	$89	NA	23%	11%	6%
IXYS Corp. [IXYS]	**$317**	**$305**	**$328**	**NA**	**7%**	**NA**	**$43**	**$45**	**$56**	**NA**	**31%**	**13%**	**6%**
Supertex Inc. [SUPX]	$62	$64	$71	$70	10%	(1%)	$5	$5	$9	NA	45%	7%	4%
Pericom Semiconductor Corp. [PSEM]	**$139**	**$141**	**$149**	**NA**	**6%**	**NA**	**$14**	**NA**	**NA**	**NA**	**36%**	**10%**	**(1%)**
BCD Semiconductor Manufacturing Limited [BCDS]	$137	$142	$158	$158	11%	(1%)	$17	$19	$24	$26	27%	12%	7%
Median					**9%**	**7%**					**31%**	**11%**	**2%**
Mean					**9%**	**7%**					**32%**	**10%**	**0%**
Motion [(1)] - 11/20/12	$71	$65	$72	$89	11%	24%	$8	$6	$5	$7	37%	11%	7%
Motion [(1)] - at $4.00 / share	$71	$65	$72	$89	11%	24%	$8	$6	$5	$7	37%	11%	7%

Valuation Metrics

Company	Price 12/17/12	% of 52-Wk High	Market Cap	Debt	Cash	Total Enterprise Value	TEV / Revenue LTM	TEV / Revenue CY12E	TEV / Revenue CY13E	TEV / EBITDA LTM	TEV / EBITDA CY12E	TEV / EBITDA CY13E	P / E LTM	P / E CY12E	P / E CY13E
STMicroelectronics NV [STM]	**$6.97**	**109%**	**$4,702**	**$1,558**	**$2,054**	**$4,206**	**0.4x**	**0.5x**	**0.5x**	**9.5x**	**9.3x**	**4.2x**	**NM**	**NM**	**42.6x**
RF Micro Devices Inc. [RFMD]	$4.60	82%	$1,286	$80	$207	$1,158	1.3x	1.4x	1.2x	16.4x	15.8x	9.3x	NM	57.5x	17.9x
International Rectifier Corporation [IRF]	**$17.34**	**73%**	**$1,199**	**$0**	**$378**	**$821**	**0.7x**	**0.8x**	**0.8x**	**11.2x**	**27.9x**	**7.8x**	**NM**	**NM**	**NM**
TriQuint Semiconductor, Inc. [TQNT]	$4.72	68%	$785	$0	$145	$640	0.7x	0.8x	0.7x	6.5x	7.2x	5.3x	NM	NM	30.8x
MagnaChip Semiconductor Corporation [MX]	**$13.14**	**92%**	**$473**	**$202**	**$166**	**$508**	**0.7x**	**0.6x**	**0.6x**	**4.2x**	**3.5x**	**3.2x**	**5.6x**	**6.3x**	**5.8x**
Himax Technologies, Inc. [HIMX]	$2.32	95%	$394	$73	$102	$365	0.6x	0.5x	0.4x	4.6x	4.6x	4.1x	9.9x	7.2x	6.3x
IXYS Corp. [IXYS]	**$8.85**	**63%**	**$276**	**$29**	**$116**	**$189**	**0.5x**	**0.6x**	**0.6x**	**4.4x**	**4.2x**	**3.4x**	**16.1x**	**15.4x**	**9.7x**
Supertex Inc. [SUPX]	$17.79	86%	$206	$0	$160	$47	0.7x	0.7x	0.7x	10.2x	9.7x	5.2x	NM	37.3x	27.7x
Pericom Semiconductor Corp. [PSEM]	**$8.35**	**92%**	**$196**	**$3**	**$126**	**$73**	**0.5x**	**0.5x**	**0.5x**	**5.1x**	**NA**	**NA**	**NM**	**32.1x**	**23.0x**
BCD Semiconductor Manufacturing Limited [BCDS	$3.75	61%	$69	$24	$72	$21	0.2x	0.2x	0.1x	1.3x	1.1x	0.9x	7.3x	7.0x	6.5x
Median		**84%**					**0.6x**	**0.6x**	**0.6x**	**5.8x**	**7.2x**	**4.2x**	**8.6x**	**15.4x**	**17.9x**
Mean		**82%**					**0.6x**	**0.7x**	**0.6x**	**7.3x**	**9.3x**	**4.8x**	**9.7x**	**23.3x**	**18.9x**
Motion [(1)] - 11/20/12	$1.74	33%	$43	$18	$62	($0)	NM	NM	NM	NM	NM	NM	9.1x	17.0x	45.0x
Motion [(1)] - at $4.00 / share	$4.00	77%	$100	$18	$62	$56	0.8x	0.9x	0.8x	7.1x	9.2x	11.0x	20.8x	39.1x	NM

Source: Capital IQ and Wall Street research. LTM as of 9/30/12 or latest available.
Public semiconductor companies with similar financial characteristics: LTM GM% 20-45%; CY12-13 revenue growth 0-15%; LTM EBITDA% 0-15%.
Not Meaningful (NM) when relevant or projected figures are less than zero, EBITDA multiples are greater than 30.0x and PE multiples are greater than 75.0x.
(1) Projections based on management estimates as of 12/17/2012. Motion debt includes non-controlling interest of $0.7mm. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

4

RBC Capital Markets®

Appendix

Implied Trading Range – Hypothetical Range 1 Year from Now (Illustrative)

($ in millions, except per share data)

THE PRELIMINARY ANALYSES CONTAINED HEREIN DO NOT CONSTITUTE AN OPINION OF RBC CAPITAL MARKETS AND HAVE NOT BEEN APPROVED BY ITS FAIRNESS OPINION REVIEW COMMITTEE. THIS ANALYSIS IS A HYPOTHETICAL ANALYSIS PERFORMED FOR ILLUSTRATIVE PURPOSES ONLY BASED ON THE REQUEST OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MOTION. IT ASSUMES, AMONG OTHER THINGS, THAT (1) EQUITY PRICE LEVELS WILL REMAIN AT CURRENT LEVELS GENERALLY, (2) EQUITY MARKETS' PRICING OF FORWARD LOOKING ESTIMATES OF REVENUE, EBITDA AND/OR EARNINGS REMAINS CONSTANT, IN PARTICULAR, AND (3) APPLICABLE GROWTH METRICS REMAIN CONSTANT.



Unaffected Price
(11/20/12): $1.74
Current Price
(12/17/12): $3.18
Multiples
Revenue Multiples
EBITDA Multiples
EV / Current CY Revenue:
0.5x - 0.7x
EV / Current CY+1 Revenue:
0.5x - 0.7x
EV / Current CY EBITDA:
6.1x - 8.3x
EV / Current CY+1 EBITDA:
3.6x - 4.9x
$3.27
$3.81
$3.50
$4.12
$3.00
$3.44
$2.68
$3.02
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
(Implied Price per Share)

Illustrative Reference Range (+/- 15% of Median)

	Company Metric	Multiples Range (1) (2)			Enterprise Value (3) ($USD)		Equity Value (4) ($USD)		Price per Share ($USD)		
		Low	Median	High	Low	High	Low	High	Low	Median	High
Financial Metrics											
EV / Current CY Revenue	$72.1	0.5x	0.6x	0.7x	$37.9	$51.3	$81.5	$94.8	$3.27	$3.54	$3.81
EV / Current CY+1 Revenue	$89.4	0.5x	0.6x	0.7x	$43.7	$59.1	$87.3	$102.7	$3.50	$3.81	$4.12
EV / Current CY EBITDA (5)	$5.1	6.1x	7.2x	8.3x	$31.2	$42.2	$74.8	$85.8	$3.00	$3.22	$3.44
EV / Current CY+1 EBITDA (5)	$6.5	3.6x	4.2x	4.9x	$23.3	$31.6	$66.9	$75.1	$2.68	$2.85	$3.02

Source: CapIQ and FactSet. Motion forecasts per management estimates as of 12/17/2012.
(1) Application of comparables' 2012 and 2013 EV / Revenue and EBITDA multiples to Motion's 2013 and 2014 estimates. Low and High multiples ranges represent +/-15% of Median statistic; not actual low and high multiples from observation of comparables data.
(2) Prices updated as of 12/17/2012. Similar financial characteristics include: LTM GM% 20-45%; CY12-13 revenue growth 0-15%; LTM EBITDA% 0-15%.
(3) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents.
(4) Assumes diluted shares outstanding of 24.922mm, cash and equivalents of $61.7mm, and total debt + minority interest of $18.1mm.
(5) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

6

RBC Capital Markets®

Implied Trading Range – Hypothetical Range 1 Year from Now – Higher Growth Comps (Illustrative)

($ in millions, except per share data)

THE PRELIMINARY ANALYSES CONTAINED HEREIN DO NOT CONSTITUTE AN OPINION OF RBC CAPITAL MARKETS AND HAVE NOT BEEN APPROVED BY ITS FAIRNESS OPINION REVIEW COMMITTEE. THIS ANALYSIS IS A HYPOTHETICAL ANALYSIS PERFORMED FOR ILLUSTRATIVE PURPOSES ONLY BASED ON THE REQUEST OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MOTION. IT ASSUMES, AMONG OTHER THINGS, THAT (1) EQUITY PRICE LEVELS WILL REMAIN AT CURRENT LEVELS GENERALLY, (2) EQUITY MARKETS' PRICING OF FORWARD LOOKING ESTIMATES OF REVENUE, EBITDA AND/OR EARNINGS REMAINS CONSTANT, IN PARTICULAR, AND (3) APPLICABLE GROWTH METRICS REMAIN CONSTANT.



Unaffected Price
(11/20/12): $1.74
Current Price
(12/17/12): $3.18
Multiples
Revenue Multiples
EBITDA Multiples
EV / Current CY Revenue:
0.7x - 0.9x
EV / Current CY+1 Revenue:
0.6x - 0.8x
EV / Current CY EBITDA:
5.9x - 8.0x
EV / Current CY+1 EBITDA:
4.2x - 5.7x
$3.67
$4.35
$3.93
$4.70
$2.96
$3.39
$2.85
$3.23
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
(Implied Price per Share)

Illustrative Reference Range (+/- 15% of Median)

	Company Metric	Multiples Range (1) (2)			Enterprise Value (3) ($USD)		Equity Value (4) ($USD)		Price per Share ($USD)		
		Low	Median	High	Low	High	Low	High	Low	Median	High
Financial Metrics											
EV / Current CY Revenue	$72.1	0.7x	0.8x	0.9x	$48.0	$64.9	$91.6	$108.5	$3.67	$4.01	$4.35
EV / Current CY+1 Revenue	$89.4	0.6x	0.7x	0.8x	$54.4	$73.5	$97.9	$117.1	$3.93	$4.31	$4.70
EV / Current CY EBITDA (5)	$5.1	5.9x	7.0x	8.0x	$30.2	$40.9	$73.8	$84.5	$2.96	$3.18	$3.39
EV / Current CY+1 EBITDA (5)	$6.5	4.2x	4.9x	5.7x	$27.3	$37.0	$70.9	$80.6	$2.85	$3.04	$3.23

Source: CapIQ and FactSet. Motion forecasts per management estimates as of 12/17/2012.
(1) Application of comparables' 2012 and 2013 EV / Revenue and EBITDA multiples to Motion's 2013 and 2014 estimates. Low and High multiples ranges represent +/-15% of Median statistic; not actual low and high multiples from observation of comparables data.
(2) Prices updated as of 12/17/2012. Similar financial characteristics include: LTM GM% 20-45%; CY12-13 revenue growth 10%+; CY13-14 revenue growth 10%+ (if available); LTM EBITDA% 0-15%.
(3) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents.
(4) Assumes diluted shares outstanding of 24.922mm, cash and equivalents of $61.7mm, and total debt + minority interest of $18.1mm.
(5) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

7

RBC Capital Markets®

Comparable Company Analysis – Similar Financial Metrics ICs (Higher Growth Comparables) ($ in millions, except per share data) Valuation Metrics Operating Statistics Source: Capital IQ and Wall Street research. LTM as of 9/30/12 or latest available. Public semiconductor companies with similar financial characteristics: LTM GM% 20-45%; CY12-13 revenue growth 10%+; CY13-14 revenue growth 10%+ (if available); LTM EBITDA% 0-15%. Not Meaningful (NM) when relevant or projected figures are less than zero, EBITDA multiples are greater than 30.0x and PE multiples are greater than 75.0x. (1) Projections based on management estimates as of 12/17/2012. Motion debt includes non-controlling interest of $0.7mm. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

Historical Revenue and EBITDA Trading Multiples 9 ($ in millions, except per share data) EV / Revenue Multiples EV / EBITDA Multiples Source: CapIQ and FactSet as of 12/19/2012. (1) Based on consensus research estimates as of the indicated date.

Preliminary Precedent Transactions 10 ($ in millions, except per share data) Source: SEC and other public filings. Notes: Not Available (NA) when figures are not publicly available; Not Meaningful (NM) when relevant or projected figures are less than zero and EBITDA multiples are greater than 30.0x. Total enterprise value (TEV) is defined as equity value (EMC) plus total debt, preferred stock, and minority interest less cash and cash equivalents (Net Cash). LTM EBITDA adjusted for stock-based compensation, restructuring expenses, and other available non-recurring items. Represents all public-to-public semiconductor device transactions since 1/1/2009 with equity values of $25mm to $250mm, and additional semiconductor device transactions under $1bn equity values with target gross margins below 40%. Source: Motion forecasts per management estimates as of 12/17/2012. (1) Application of precedents’ LTM EV / Revenue and EBITDA multiples to Motion’s 2012 and 2013 estimates. Low and High multiples ranges represent +/-15% of Median statistic; not actual low and high multiples from observation of comparables data. (2) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents. (3) Assumes diluted shares outstanding of 24.922mm, cash and equivalents of $61.7mm, and total debt + minority interest of $18.1mm. (4) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

Motion Income Statement Projections – Internal Estimates

($ in millions)

				2012						
	CY2009	CY2010	CY2011	Q1	Q2	Q3	Q4	CY2012	CY2013	CY2014
Revenue										
Sensors	$28,372	$27,790	$57,877	$17,208	$12,004	$13,145	$13,258	$55,615	$61,746	$78,000
Systems	-	10,862	10,276	2,809	2,411	2,044	2,100	9,363	10,341	11,400
Total Revenue	$28,372	$38,652	$68,153	$20,017	$14,415	$15,189	$15,358	$64,979	$72,087	$89,400
COGS										
Sensors	$15,436	$17,682	$39,640	$11,203	$7,542	$8,678	$8,651	$36,074	$39,205	$50,414
Systems	-	5,645	4,673	1,397	1,090	1,200	1,330	5,016	5,740	5,700
Total COGS	$15,436	$23,327	$44,314	$12,600	$8,631	$9,878	$9,981	$41,090	$44,945	$56,114
Gross Profit										
Sensors	$12,936	$10,108	$18,237	$6,005	$4,463	$4,467	$4,607	$19,541	$22,541	$27,587
Systems	-	5,217	5,602	1,412	1,321	844	770	4,347	4,601	5,700
Total Gross Profit	$12,936	$15,325	$23,839	$7,417	$5,784	$5,311	$5,377	$23,888	$27,142	$33,287
Operating Expenses										
G&A	$6,149	$8,547	$10,355	$2,675	$2,778	$2,691	$2,797	$10,941	$12,013	$11,693
S&M	2,328	5,092	6,892	1,432	1,228	1,277	1,355	5,292	6,016	8,527
R&D	5,230	8,698	8,554	1,703	1,770	1,440	1,805	6,718	9,400	11,450
Total Operating Expenses	$13,707	$22,337	$25,801	$5,810	$5,776	$5,408	$5,957	$22,951	$27,429	$31,670
Stock-Based Compensation	1,414	1,481	1,595	323	428	353	400	1,504	1,637	1,865
Operating Income	$643	($5,531)	($366)	$1,930	$436	$255	($180)	$2,441	$1,350	$3,482
Interest Income	$819	$442	$438	$108	$125	$4	$5	$242	-	-
Other Non-Operating Income	215	815	1,718	(19)	(168)	229	100	142	-	-
Pre-Tax Income	$1,677	($4,274)	$1,790	$2,019	$394	$489	($75)	$2,826	$1,350	$3,482
Income Taxes	$93	($6)	$77	$69	$29	$96	$50	$244	$240	$400
Noncontrolling Interest	-	64	82	30	(16)	19	75	108	176	200
Net Income	**$1,584**	**($4,332)**	**$1,630**	**$1,920**	**$380**	**$374**	**($200)**	**$2,474**	**$934**	**$2,882**
Other Non-Operating Income	$215	$815	$1,718	(19)	(168)	229	100	$142	-	-
Depreciation	1,899	2,313	3,114	912	892	839	974	3,616	3,914	3,231
EBITDA	**$2,757**	**($2,467)**	**$4,384**	**$2,793**	**$1,176**	**$1,305**	**$819**	**$6,092**	**$5,087**	**$6,513**
Growth & Margins										
Revenue Growth%	*41.3%*	*36.2%*	*76.3%*	*(6.8%)*	*(28.0%)*	*5.4%*	*1.1%*	*(4.7%)*	*10.9%*	*24.0%*
Gross Margin %	*45.6%*	*39.6%*	*35.0%*	*37.1%*	*40.1%*	*35.0%*	*35.0%*	*36.8%*	*37.7%*	*37.2%*
G&A Margin %	*21.7%*	*22.1%*	*15.2%*	*13.4%*	*19.3%*	*17.7%*	*18.2%*	*16.8%*	*16.7%*	*13.1%*
Marketing Margin %	*8.2%*	*13.2%*	*10.1%*	*7.2%*	*8.5%*	*8.4%*	*8.8%*	*8.1%*	*8.3%*	*9.5%*
R&D Margin %	*18.4%*	*22.5%*	*12.6%*	*8.5%*	*12.3%*	*9.5%*	*11.8%*	*10.3%*	*13.0%*	*12.8%*
Operating Margin %	*5.9%*	*(11.1%)*	*2.6%*	*10.1%*	*2.7%*	*3.2%*	*(0.5%)*	*4.3%*	*1.9%*	*3.9%*

Source: Motion forecasts per management estimates as of 12/17/2012. Excludes impact of amortization of intangibles.

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